Exhibit 99.1

Agriculture & Natural Solutions Acquisition Corporation Announces Pricing of Initial Public Offering

NEW YORK—November 8, 2023—Agriculture & Natural Solutions Acquisition Corporation (the “Company”) announced today the pricing of its initial public offering (“IPO”) of 30,000,000 units at a price of $10.00 per unit. The units will be listed on the NASDAQ Global Market (“NASDAQ”) and trade under the ticker symbol “ANSCU” beginning on November 9, 2023. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one of the Company’s Class A ordinary shares at an exercise price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on NASDAQ under the symbols “ANSC” and “ANSCW,” respectively.

Citigroup is acting as the sole book running manager for the proposed offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 4,500,000 units at the IPO price.

The public offering will only be made by means of a prospectus. Copies of the preliminary prospectus relating to the offering and final prospectus, when available, may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-800-831-9146.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 8, 2023. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agriculture & Natural Solutions Acquisition Corporation

Agriculture & Natural Solutions Acquisition Corporation was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination. The Company intends to focus its search for a target whose principal effort is developing and advancing a platform that decarbonizes the traditional agriculture sector and enhances natural capital at scale. The Company is sponsored by Agriculture & Natural Solutions Acquisition Sponsor LLC, which is an affiliate of Riverstone Investment Group LLC and its affiliates and of Impact Ag Partners LLC. Agriculture & Natural Solutions Acquisition Corporation represents a further expansion of Riverstone’s 17-year franchise in low-carbon investments, having established industry leading, scaled companies with more than $6 billion of equity invested in renewables. This IPO adds to the breadth of Riverstone’s efforts and underscores the support from the firm’s long-term investors across its low-carbon platforms. Impact Ag is a specialist agricultural asset management firm that identifies investment opportunities and raises capital, conducts due diligence, negotiates acquisitions and then operates the assets as part of a complete asset management offering.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investors:

Thomas Smith, Chief Financial Officer, Chief Accounting Officer and Secretary

Email: TSmith@riverstonellc.com

Phone: 212-993-0076

Media:

Daniel Yunger / Jeffrey Taufield

Kekst CNC

daniel.yunger@kekstcnc.com / jeffrey.taufield@kekstcnc.com